As filed with the Securities and Exchange Commission on November 14, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

 FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Interleukin Genetics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

94-3123681
(I.R.S. Employer Identification No.)

Interleukin Genetics, Inc.
135 Beaver Street
Waltham, Massachusetts 02452
(Address of Principal Executive Offices) (Zip Code)

 Interleukin Genetics, Inc. 2012 Employee Stock Purchase Plan
(Full Title of the Plan)

Eliot M. Lurier
Chief Financial Officer
Interleukin Genetics, Inc.
135 Beaver Street
Waltham, Massachusetts 02452
(Name and Address of Agent for Service)

(781) 398-0700
(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one).

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of	Amount to be	Offering Price	Aggregate	Amount of
Securities to be Registered	Registered(1)	Per Share (2)	Offering Price (2)	Registration Fee

Common Stock, $0.001 par value	750,000	$0.345	$258,750	$35.29

(1)	The number of shares of common stock, par value $0.001 per share (“Common Stock”) of Interleukin Genetics, Inc. (the “Registrant”), stated above consists of the aggregate number of shares which may be sold under the Interleukin Genetics, Inc. 2012 Employee Stock Purchase Plan (the “Plan”). The maximum number of shares which may be sold under the Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2)	This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act on the basis of the average of the high and low sale prices per share of the Common Stock on the OTCQB as of a date (November 9, 2012) within five business days prior to filing this Registration Statement.

EXPLANATORY NOTE

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission (the “Commission”), the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference: (unless otherwise noted, the Commission file number for each of the documents listed below is 001-32715):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed on March 29, 2012, as amended by Amendment No. 1 on Form 10-K/A, filed on April 30, 2012;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012, filed on May 10, 2012, August 14, 2012 and November 14, 2012, respectively;

•	Our Current Reports on Form 8-K filed on April 18, 2012, April 26, 2012, July 2, 2012, August 9, 2012, August 29, 2012, September 20, 2012 and September 27, 2012;

•	The portions of our Definitive Proxy Statement on Schedule 14A that are deemed “filed” with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), filed on June 22, 2012; and

•	The description of our common stock contained in Item 1 of our Registration Statement on Form 8-A dated December 27, 2005, including any amendment or report filed for the purpose of updating such description.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Registrant by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Item6.	Indemnification of Directors and Officers.

Pursuant to Section 145 of the Delaware General Corporation Law (the “DGCL”), our amended and restated bylaws provide that each director or officer of Interleukin Genetics or a subsidiary of Interleukin Genetics who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of Interleukin Genetics or a subsidiary of Interleukin Genetics, or is or was serving at the request of Interleukin Genetics as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by Interleukin Genetics to the fullest extent authorized by the DGCL.

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Pursuant to Section 102(b)(7) of the DGCL, Article 6, Section 8 of our certificate of incorporation, as amended, eliminates the liability of a director to us or our stockholders for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

•	from any breach of the director’s duty of loyalty to us or our stockholders;
•	from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	under Section 174 of the Delaware General Corporation Law; and

•	from any transaction from which the director derived an improper personal benefit.

We carry insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as directors and officers. In addition, we have entered into indemnification agreements with our directors and officers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit
Number	Description

4.1	Form of stock certificate representing Common Stock, $0.001 par value, of the Registrant (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Quarterly Report on Form 10-Q filed August 14, 2000 (File No. 001-32715)).

5.1*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

23.1*	Consent of Grant Thornton LLP.

23.2*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

24.1*	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).
99.2*	Interleukin Genetics, Inc. 2012 Employee Stock Purchase Plan.

* Filed herewith.

Item 9.	Undertakings.

(a)          The undersigned Registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

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(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on November 14, 2012.

INTERLEUKIN GENETICS, INC.

By:
/s/ Kenneth S. Kornman
Kenneth S. Kornman, DDS, Ph.D.
Chief Executive Officer, President and Chief Scientific Officer

Each person whose signature appears below constitutes and appoints Kenneth S. Kornman and Eliot M. Lurier, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Interleukin Genetics, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kenneth S. Kornman	Chief Executive Officer, President, Chief	November 14, 2012
Kenneth S. Kornman, DDS, Ph.D.	Scientific Officer and Director (principal
executive officer)

/s/ Eliot M. Lurier	Chief Financial Officer (Principal Financial	November 14, 2012
Eliot M. Lurier	Officer and Principal Accounting Officer)

/s/ James Weaver	Chairman of the Board of Directors	November 14, 2012
James Weaver

/s/ Mary E. Chowning	Director	November 14, 2012
Mary E. Chowning

/s/ Roger C. Colman	Director	November 14, 2012
Roger C. Colman

/s/ Thomas R. Curran, Jr.	Director	November 14, 2012
Thomas R. Curran, Jr.

/s/ Goran Jurkovic	Director	November 14, 2012
Goran Jurkovic

/s/ William C. Mills III	Director	November 14, 2012
William C. Mills III

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Interleukin Genetics, Inc.

INDEX TO EXHIBITS FILED WITH

FORM S-8 REGISTRATION STATEMENT

Exhibit
Number	Description

4.1	Form of Stock Certificate representing Common Stock, $0.001 par value, of the Registrant (incorporated herein by reference to Exhibit 4.1 of the Registrant's Quarterly Report on Form 10-Q filed August 14, 2000 (File No. 001-32715)).

5.1*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

23.1*	Consent of Grant Thornton LLP..

23.2*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

24.1*	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).
99.2*	Interleukin Genetics, Inc. 2012 Employee Stock Purchase Plan.

* Filed herewith.

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